Exhibit 10.1

Execution Version

August 7, 2024

CompoSecure, Inc.

309 Pierce Street

Somerset, NJ 08873

Attention:

Email:

RE: Letter Agreement Regarding the Purchase of a Majority of the Shares of CompoSecure, Inc.

Ladies and Gentlemen:

Reference in this letter agreement (this “Letter Agreement”) is hereby made to

1.            the Stock Purchase Agreements, dated as of August 7, 2024 (the “Purchase Agreements”), by and among Tungsten 2024 LLC (“Buyer”) and the other persons party thereto, pursuant to which Buyer will acquire, subject to and upon the closing of the transactions contemplated by the Purchase Agreements (the “Closing”), 49,290,409 shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Shares”) representing a majority share of the capital stock of the Company (the “Proposed Transactions”);

2.            the Exchange Agreement, dated as of December 27, 2021 (the “Exchange Agreement”), by and among CompoSecure, Inc., a Delaware company (the “Company”), CompoSecure Holdings, L.L.C., a Delaware limited liability company (“Holdings”) and such holders of Class B Units of Holdings (“Class B Units”) from time to time party thereto;

3.            the Tax Receivable Agreement, dated as of December 27, 2021 (the “Tax Receivable Agreement”), by and among, the Company, Holdings and the other TRA Parties (as such term is defined in the Tax Receivable Agreement) that are signatories thereto; and

4.            the Stockholders Agreement, dated as of December 27, 2021 (the “Stockholders Agreement”), by and among (a) the Company, (b) LLR Equity Partners IV, L.P., a Delaware limited partnership, LLR Equity Partners Parallel IV, L.P., a Delaware limited partnership (such persons set forth in this clause (b), collectively, “LLR”), and (c) Ephesians 3:16 Holdings LLC, a Delaware limited liability company, and Michele D. Logan (such persons set forth in this clause (c), collectively, “Logan”).

WHEREAS, the Company recognizes that following the closing of the Proposed Transactions (the “Closing”), and assuming that the Company does not elect to exercise its rights under the Exchange Agreement to deliver the Cash Exchange Payment following delivery of the Exchange Notice, pursuant to the terms of the Exchange Agreement, Buyer will have sufficient voting power to control the election or removal of any member of the board of directors of the Company (the “Board”) at a meeting of the Company’s stockholders, but subject in all events to the terms of the Stockholders Agreement and applicable law;

WHEREAS, subject to, contingent on, and effective as of the Closing, the Tax Receivable Agreement shall be amended in the form attached hereto as Exhibit C, pursuant to which, among other things, all holders of Class B Units will waive all rights to which such holders are entitled upon a Change of Control (as defined in the Tax Receivable Agreement), solely with respect to the Proposed Transactions; and

WHEREAS, the purpose of this Letter Agreement is to ensure an orderly transition of the governance of the Company.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the parties hereto agree as follows:

1.            Exchange of Class B Units. Following the delivery of any Exchange Notice (as defined in the Exchange Agreement), the Company shall deliver or cause to be delivered the number of Class A Shares deliverable upon such Exchange (as defined in the Exchange Agreement), in each case, subject to the terms and conditions of the Exchange Agreement.

2.            Size of the Board. Subject to and contingent upon the consummation of the Closing, the Board will adopt resolutions increasing the size of the Board to eleven (11) directors effective immediately prior to the Closing.

3.            Director Resignations. (a) Mitchell Hollin has resigned as a member of the Board and Chairman of the Board and (b) Michele Logan has resigned as a member of the Board, in each case subject to and effective upon the Closing and the appointment of David Cote, Tom Knott and four other individuals designated by Buyer to the Board pursuant to Section 4 hereof.

4.            Director Appointments. Subject to and effective upon the Closing, the Company shall take all necessary action to facilitate appointment of:

(a)	David Cote to fill the vacancy created by the resignation of Mr. Hollin and hold office as a Class III director and Chairman of the Board for the remainder of Mr. Hollin’s three-year term expiring at the annual meeting of stockholders of the Company to be held in 2027;

(b)	Tom Knott to fill the vacancy created by the resignation of Ms. Logan and hold office as a Class II director for the remainder of Ms. Logan’s three-year term expiring at the annual meeting of stockholders of the Company to be held in 2026;

(c)	an individual designated by Buyer, who shall qualify as an “independent director” under the Exchange Act and the NASDAQ listing rules, as reasonably confirmed by the Special Committee (as hereinafter defined), not less than ten (10) days prior to the Closing, to fill one of the newly created directorships created by the expansion in the size of the Board in accordance with Section 2 above and hold office as a Class II director for the term expiring at the annual meeting of stockholders of the Company to be held in 2026;

(d)	an individual designated by Buyer, not less than ten (10) days prior to the Closing, to fill one of the newly created directorships created by the expansion in the size of the Board in accordance with Section 2 above and hold office as a Class II director for the term expiring at the annual meeting of stockholders of the Company to be held in 2026;

(e)	an individual designated by Buyer, who shall qualify as an “independent director” under the Exchange Act and the NASDAQ listing rules as reasonably confirmed by the Special Committee (as hereinafter defined), not less than ten (10) days prior to the Closing, to fill one of the newly created directorships created by the expansion in the size of the Board in accordance with Section 2 above and hold office as a Class I director for the term expiring at the annual meeting of stockholders of the Company to be held in 2025; and

2

(f)	an individual designated by Buyer, not less than ten (10) days prior to the Closing, to fill one of the newly created directorships created by the expansion in the size of the Board in accordance with Section 2 above and hold office as a Class I director for the term expiring at the annual meeting of stockholders of the Company to be held in 2025.

5.            Non-Interference. The Company agrees that, except to the extent that the Board is advised by its outside counsel that to do so would violate an applicable statute, rule or regulation or the fiduciary duties of directors, as determined by the Special Committee (as hereinafter defined) after consultation with its outside counsel, it shall use commercially reasonable efforts to not take any action or make any omission that would reasonably be expected to alter or rescind or impinge upon, or otherwise compromise, the effect or timing of the director resignations and director appointments pursuant to Sections 2 and 4 hereof (or any part thereof) and/or the termination of the Stockholders Agreement pursuant to Section 6 hereof. The Company agrees that prior to the Closing or the earlier termination of this Letter Agreement in accordance with the terms hereof, it (i) shall operate in the ordinary course of business in all material respects, (ii) shall not split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any of its capital stock, equity interests or other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests; provided, however, that this clause (ii) shall not operate to prohibit the Company from (A) issuing any shares of capital stock upon the exercise, settlement, conversion or exchange of any options, warrants, rights or other convertible securities or exchangeable notes, or equity awards, in each case that are outstanding on the date hereof, (B) granting equity awards in the ordinary course of business which do not exceed 200,000 Class A Shares in the aggregate and the issuance of shares of Class A Shares upon the exercise, settlement, or conversion thereof, (C) issuing any securities required to be issued pursuant to the terms of existing contracts in effect as of the date hereof as listed in the Exhibit Index to the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2023 or (D) issuing any issuing any securities that are otherwise de minimis individually and in the aggregate, and (iii) shall not declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest of the Company or its subsidiaries, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest of the Company or its subsidiaries, except, in each case, (A) tax distributions on the Class B Units in accordance with the schedule attached hereto as Schedule I, (B) dividends and distributions by a direct or indirect subsidiary of the Company to its parent or (C) that are otherwise de minimis individually and in the aggregate.

6.            Stockholders Agreement. Each of LLR and Logan has executed and delivered, and the Company shall execute and deliver at the Closing, subject to the terms of this Agreement and the execution and delivery of the Governance Agreement referenced in Section 7 below, the Agreement to Terminate Stockholders Agreement in the form attached hereto as Exhibit A, pursuant to which the Stockholders Agreement shall be terminated, subject to and effective upon the Closing.

7.            Governance Agreement. Subject to the term of this Agreement, each of the Company and Buyer (on behalf of itself and its affiliates) hereby agree to execute and deliver, at the Closing, the Governance Agreement in the form attached hereto as Exhibit B. All parties hereto acknowledge and agree that the execution and delivery of the Governance Agreement in the form attached hereto as Exhibit B shall be a condition precedent to the consummation of the Closing and to the parties’ respective obligations hereunder.

8.            Amendment to Tax Receivable Agreement. The Company, Holdings and TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties have executed and delivered the Amendment to the Tax Receivable Agreement in the form attached hereto as Exhibit C, pursuant to which the Tax Receivable Agreement shall be amended, subject to and effective upon the Closing. The terms “TRA Parties” and “Early Termination Payments” have the meanings ascribed to such terms in the Tax Receivable Agreement.

3

9.            [Reserved].

10.          Public Announcements. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated by this Letter Agreement shall be in the form heretofore agreed to by the parties hereto. Thereafter, Buyer, on the one hand, and the other parties hereto, on the other hand, shall, to the extent at all reasonably practicable, consult with the other parties hereto before making, and give such other parties hereto a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Letter Agreement and the transactions contemplated hereby, shall consider in good faith such other parties’ comments and shall not issue any such press release or make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, that the foregoing shall not apply to any press release or other public statement so long as the statements contained therein concerning this Letter Agreement and the other transactions contemplated hereby substantially reiterate (and are not inconsistent with) previous releases or statements made by the applicable party with respect to which such party has complied with the provisions of this sentence.

11.           Representations and Warranties: Each party hereto, severally and not jointly, represents and warrants that (a) such party hereto has full power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby, (b) this Letter Agreement has been duly and validly executed and delivered by such party hereto and, assuming the due execution and delivery thereof by the other parties hereto, is, and will be, a valid and binding obligation of such party hereto, enforceable against such party hereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity and (c) the execution and delivery of this Letter Agreement by such party hereto, the performance by such party hereto of its obligations hereunder and the consummation of the transactions contemplated hereby (including the Proposed Transactions), will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to such party hereto or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which such party hereto or any of its controlled affiliates is a party or by which it is bound (other than such contracts set forth on Schedule II attached hereto). The Buyer represents and warrants that none of Buyer or any of its “affiliates” or “associates” are, or at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 10.3 of the Second Amended and Restated Certificate of Incorporation of the Company, dated as of December 27, 2021. The Company represents and warrants that (A) Schedule III attached hereto sets forth a list of all the holders of Class B Units, and with respect to each such holder, the number of Class B Units held by such holder, (B) each such holder is a TRA Party under the Tax Receivable Agreement and (C) assuming the accuracy of the representation in the immediately preceding sentence, the Board has taken all necessary action so that the restrictions set forth in Section 10.2 of the Second Amended and Restated Certificate of Incorporation of the Company, dated as of December 27, 2021 are not applicable to this Agreement, the Proposed Transactions and any spouse, parents, siblings or descendants (whether by birth or adoption) of David Cote (a “Resolute Transferee”), or any trust or other estate planning vehicle established solely for the benefit of such Resolute Transferee and/or such Resolute Transferee’s spouse, descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Resolute Transferee and/or any of the persons otherwise described herein.

4

12.           Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

13.          Successors and Assigns. Neither this Letter Agreement nor any of the rights or obligations under this Letter Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Letter Agreement), by any party hereto without the prior written consent of the other parties hereto except that, Buyer may assign or otherwise transfer any or all of its obligations hereunder to one or more of its affiliates, but no such assignment shall relieve Buyer of its obligations under this Letter Agreement if such assignee does not perform such obligation. Subject to the foregoing, this Letter Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Letter Agreement will be void ab initio.

14.           Severability. Whenever possible, each provision of this Letter Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Letter Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Letter Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15.           Amendments and Waivers. This Letter Agreement may not be amended except by an instrument in writing signed by all parties hereto; provided, however, that in the case of the Company, any amendment shall require the prior approval of the Special Committee of the Board of the Company authorized and established by the Board on July 30, 2024 (such committee, the “Special Committee”). Waiver of any term or condition of this Letter Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Letter Agreement, it being understood that any waiver of any term or condition of this Letter Agreement by or on behalf of the Company shall require the prior approval of the Special Committee.

16.           Remedies. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Letter Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof, without proof of damages or otherwise or posting or securing any bond or other security. All rights, powers and remedies provided under this Letter Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Each of the parties hereto agrees that it will not oppose the granting of an injunction, temporary restraining order or other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

17.          Counterparts. This Letter Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5

18.          Termination. If the Closing has not occurred on or prior to November 5, 2024, this Letter Agreement shall terminate, without any action on the part of any party hereto.

19.          HSR Filing. The Company, Holdings and Buyer agree to make required notifications pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), with respect to the Proposed Transactions as promptly as practicable after the date hereof, and in any event not later than the date that is five business days after the date of this Letter Agreement, and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act.

[Signature page follows]

6

IN WITNESS WHEREOF, each of the parties hereto has executed this Letter Agreement as of the date first written above.

BUYER:

TUNGSTEN 2024 LLC

By:	/s/ John Cote
Name: John Cote
Title: Manager

[Signature page to Letter Agreement]

COMPANY:

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: CEO

HOLDINGS:

COMPOSECURE HOLDINGS, L.L.C.

By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: CEO

[Signature page to Letter Agreement]

[Schedules Omitted]

Exhibit A

Form of Agreement to Terminate Stockholders Agreement

[To be attached]

AGREEMENT TO TERMINATE
STOCKHOLDERS AGREEMENT

THIS AGREEMENT TO TERMINATE STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of August [__], 2024, by and among CompoSecure, Inc., a Delaware corporation (the “Company”), and the stockholders signatory hereto (the “Stockholders”). Each of the foregoing is referred to as a “Party” and together as the “Parties”.

Recitals:

A.            The Parties comprise all of the current parties to that certain Stockholders Agreement, dated as of December 27, 2021 by and among the Company and the individuals and entities signatory thereto (the “Stockholders Agreement”).

B.            Concurrently with the execution of this Agreement, the Stockholders have entered into separate stock purchase agreements (the “Stock Purchase Agreements”) pursuant to which the Stockholders have agreed to sell certain shares of Class A Common Stock, par value $0.0001 per share, of the Company to Tungsten 2024 LLC, subject to certain conditions to the closing of such stock sales (the “Closing”).

C.            Effective as of the Closing, the Parties desire to terminate the Stockholders Agreement.

Agreements:

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Termination of Stockholders Agreement. The Parties acknowledge and agree that the Stockholders Agreement is hereby terminated subject to, contingent on, and effective as of the Closing, and all rights and obligations of the Parties under the Stockholders Agreement are hereby terminated subject to, contingent on, and effective as of the Closing.

Further Assurances. The Parties agree to execute any and all documents and writings which may be reasonably requested by any Party and/or necessary to effectuate this Agreement.

Termination of this Agreement. If the Stock Purchase Agreements are terminated prior to the Closing, this Agreement shall automatically terminate concurrently therewith.

Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

COMPOSECURE, INC.

By:
Name:
Title:

STOCKHOLDERS:

LLR EQUITY PARTNERS IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:
Name: Mitchell Hollin
Title: Member

LLR EQUITY PARTNERS PARALLEL IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:
Name: Mitchell Hollin
Title: Member

EPHESIANS 3:16 HOLDINGS LLC

By:
Name: Michele D. Logan
Title: Manager

Michele D. Logan

Exhibit B

Form of Governance Agreement

[To be attached]

Governance Agreement

This GOVERNANCE AGREEMENT (this “Agreement”) is made as of [•], 2024 (the “Effective Date”),1 by and among CompoSecure, Inc. (the “Company”), Resolute Compo Holdings LLC (“Resolute”) and Tungsten 2024 LLC (“Buyer”).

RECITALS

WHEREAS, Resolute is a controlled Affiliate (as used herein, as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Buyer;

WHEREAS, the Buyer has entered into those certain Stock Purchase Agreements (the “Purchase Agreements”), by and among Buyer and the persons set forth on Schedule I attached thereto, pursuant to which the Buyer will acquire, subject to and upon the closing of the transactions contemplated by the Purchase Agreements (the “Closing”), [•] shares (the “Aggregate Purchased Shares”) of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) representing [•]% of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Company is a party to that certain Stockholders Agreement dated as of December 27, 2021 by and among the Company and the signatory stockholders thereto (the “Stockholders Agreement”), and Buyer has conditioned the consummation of the Closing on termination of such Stockholders Agreement;

WHEREAS, on July 30, 2024, the board of directors (the “Board”) of the Company established a special committee (the “Special Committee”) comprised entirely of independent directors and authorized the Special Committee to, among other things, (i) take all actions with respect to the transactions contemplated by the Purchase Agreements, including any review, discussion, consideration, deliberation, examination, investigation, analysis, assessment, evaluation, exploration, response, negotiation, termination, rejection, approval and/or authorization on behalf of the Company in connection therewith, and (ii) take any and all other actions as the Special Committee in its sole discretion deems necessary, advisable or appropriate in connection with its consideration of the transactions contemplated by the Purchase Agreements;

WHEREAS, after due consideration of all factors the Special Committee deems relevant (including, without limitation, the interests of the holders of Common Stock other than any holder thereof that also holds shares of Class B Common Stock, par value $0.0001 per share, of the Company) and in consultation with its legal and financial advisors, on August [•], 2024, the Special Committee approved, among other things, the termination of the Stockholders Agreement on behalf of the Company, pursuant to the terms of a letter agreement, dated August [•], 2024, by and among the Company and Buyer (the “Letter Agreement”), subject to and conditioned upon, the execution and delivery of this Agreement (the “Special Committee Determination”);

1 NTD: The Effective Date of this Agreement will be substantially concurrent with the Closing of the Purchase Agreements between Resolute and the Sellers.

WHEREAS, as of the Effective Date, and immediately following the consummation of the Closing under the Purchase Agreement, the Buyer, together with Resolute and certain of its Affiliates (collectively, the “Stockholder”), is the record and beneficial holder of the number and class of shares of capital stock of the Company as set forth opposite its name on Schedule A hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Stockholder Voting Matters.

1.1            Agreement to Vote. Until the termination of this Agreement pursuant to the terms hereof, the Stockholder hereby covenants and agrees that it shall vote (or consent) or cause to be voted (or a consent given with respect to) all shares of Common Stock owned or held (whether beneficially, as such term is defined in the Exchange Act, of record or otherwise) by such Stockholder or its Affiliates, including any shares of capital stock of the Company acquired and owned or held (beneficially, of record or otherwise) by the Stockholder or its Affiliates subsequent to the Effective Date (hereinafter, the “Voting Shares”), in accordance with the provisions of this Agreement whether at regular or special meetings of the Company’s stockholders or any subset thereof or pursuant to any consent in lieu of a meeting of stockholders. The obligations of the Stockholder pursuant to this Article 1 shall include any stockholder vote to amend the certificate of incorporation or the bylaws of the Company as required to effect the intent of this Agreement, notwithstanding any limitation on such amendment set forth herein.

1.2            Board of Directors; Election. At each meeting of the stockholders of the Company (or pursuant to any consent in lieu thereof), the Company and the Stockholder shall take all reasonable actions within their respective control (including, with respect to the Stockholder, by voting or causing to be voted all Voting Shares owned or held by the Stockholder or its Affiliates) in such manner as may be necessary to (i) fix and maintain the number of directors which shall constitute the whole Board at eleven (11) directors, (ii) maintain on the Board at all times no less than six (6) directors who each qualify as an “independent director” under the Exchange Act and the NASDAQ listing rules (collectively, the “Independent Directors”), as such individuals may be designated by the Nominating Committee of the Board (the “Nominating Committee”), (iii) maintain on the Board at all times the then serving Chief Executive Officer of the Company (the “Executive Director”), (iv) maintain at all times a Nominating Committee that is comprised of a majority of Independent Directors, (v) maintain on the Board for so long as the Stockholder owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Common Stock no less than six (6) designees of the Stockholder (collectively, the “Stockholder Directors”), of which two (2) shall qualify as Independent Directors and be subject to approval of the Nomination Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder-Designated Independent Directors”), and (vi) cause to be elected or appointed to the Board each such designated Independent Director (including the Stockholder-Designated Independent Directors, as applicable), other Stockholder Directors (as applicable) and the Executive Director. In furtherance of the foregoing, the Company agrees to include in the slate of nominees recommended by the Board those persons designated by the Nominating Committee for inclusion on the slate as the Independent Directors (including the Stockholder-Designated Independent Directors (as applicable)), the other Stockholder Directors (as applicable) and the Executive Director, and to use all reasonable best efforts to cause the election of such Independent Director designees, other Stockholder Director designees and the Executive Director designee to the Board, including soliciting proxies in favor of the election of such person, subject only to applicable law.

1.3            Vacancies; Removal; Resignation. In the event any individual serving as an Independent Director ceases to serve as a member of the Board, or any vacancy occurs among the Independent Directors by reason of death, disability, retirement, resignation, removal or, if and when applicable, an increase in the either the number of Independent Directors, each of the Company and the Stockholder, in its capacity as a stockholder of the Company, shall take all such action reasonably necessary to promptly cause the election or appointment of a substitute Independent Director selected in accordance with Section 1.2, including by voting or causing to be voted the Voting Shares owned or held by the Stockholder or its Affiliates, in favor thereof. The Stockholder shall not vote any of the Voting Shares owned or held by the Stockholder or its Affiliates in favor of the removal of any Independent Director unless such removal shall be first authorized by a majority of the Independent Directors. The Company shall require, as a condition to the employment of any Chief Executive Officer (or any continuation thereof), that upon the resignation or other termination of the Chief Executive Officer from such office, he or she will immediately resign as a member of the Board.

2.            Lock-Up.

2.1            Except as expressly set forth herein, during the period commencing on the Effective Date and ending on the date that is twelve (12) months after the Effective Date (the “Lock-Up Period”), the Stockholder shall not, and shall cause its Affiliates not to, directly or indirectly, whether by merger, consolidation, conversion, domestication or otherwise by operation of law, (a) transfer, sell, hypothecate, lend, offer for sale, pledge, give, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Voting Shares owned or held by Stockholder or its Affiliates or any securities convertible into or exercisable or exchangeable for Voting Shares or any shares of Common Stock issuable upon conversion of any Voting Shares, (b) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of, or rights associated with, ownership of the Voting Shares owned or held by Stockholder or its Affiliates or any securities convertible into or exercisable or exchangeable for Voting Shares, whether any such transaction described in clauses (a) or (b) above (in each case, a “Transfer”) is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b).

2.2            Permitted Transfers. Notwithstanding anything to the contrary herein, the restriction on Transfers set forth in Section 2.1 shall not apply to (each of the below, a “Permitted Transfer”):

(i) Transfers of shares of Common Stock by Stockholder to its wholly owned Affiliates, provided (a) that such Affiliate executes a joinder in accordance with Section 6, and (b) that no such Transfer(s) shall relieve the Stockholder of its obligations under this Agreement;

(ii) a Transfer pursuant to (A) any merger, tender or exchange offer, consolidation, amalgamation, conversion, domestication, reorganization, or similar transaction between the Company and another person pursuant to which the stockholders of the Company immediately prior to such merger, tender or exchange offer, consolidation, amalgamation, conversion, domestication, reorganization or similar transaction would own, as of immediately after such transaction, less than 50% of the total economic or voting power of all outstanding shares of capital stock of the Company (or resulting or surviving entity), (B) any sale, lease, license, exchange, transfer or other disposition of all or substantially all of the assets of the Company or any of its subsidiaries to another person, or (C) the voluntary initiation of any liquidation, dissolution or winding up of the Company or commencement of a proceeding for bankruptcy, insolvency or receivership with respect to the Company or any of its subsidiaries, in each of the foregoing clauses (a), (b) and (c), whether in any single transaction or series of related transactions, regardless of the amount of consideration (the foregoing, a “Change in Control Transaction”), in each case, which results in all holders of the capital stock having the right to exchange their shares of capital stock for cash, securities or other property (including, for the avoidance of doubt, any tender offer or exchange offer that is for less than all of the issued and outstanding shares of Common Stock);

(iii) any Transfer of Voting Shares in an open market transaction, provided that the Stockholder (or its Affiliates) shall in no event be permitted to Transfer Voting Shares if, following such Transfer (whether in a single transaction or in a series of transactions) the Stockholder shall cease to own (beneficially or otherwise) at least 50% of the total Voting Shares owned or held by the Stockholder on the Effective Date (as adjusted for any subdivision, combination, stock split, stock dividend or other recapitalization or reclassification); or

(iv) any Transfer of Voting Shares to the Company during the Lock-up Period pursuant to the Stockholder’s pro rata participation in a repurchase program approved by the Board in accordance with the terms of this Agreement.

2.3            Transfers in Violation of this Agreement. If any Transfer of Voting Shares is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company may refuse to recognize any such purported transferee of the Voting Shares as a holder of Common Stock for any purpose. Stockholder agrees that during the Lock-Up Period, the Company may, with respect to any Voting Shares or any securities convertible into or exercisable or exchangeable for Voting Shares owned or held by Stockholder or its Affiliates, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to any Transfer of such securities during the Lock-up Period not in compliance with this Section 2.

3.            Standstill.

3.1            During the period commencing on the Effective Date and ending on the date that is twelve (12) months after the Effective Date (the “Standstill Period”), without the prior written approval of a majority of the Independent Directors, the Stockholder shall not, and shall not permit its Affiliates, subsidiaries, or associates to:

(i) acquire, offer or propose to acquire (whether publicly or otherwise), or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any equity, debt or equity-linked securities of the Company if, following such acquisition, Stockholder and its controlled Affiliates would own securities of the Company representing more than [•]%2 of the issued and outstanding shares of Common Stock (as adjusted for any subdivision, combination, stock split, stock dividend or other recapitalization or reclassification);

(ii) make, or in any way participate in any solicitation of any proxy to vote any of the Voting Shares (or other equity securities of the Company) with respect to any matter (including, without limitation, any contested solicitation for the election of directors with respect to the Company), other than solicitations or acting as a participant in support of all of the Company’s nominees including, without limitation, the nominees for Independent Directors pursuant to Article 1;

(iii) form, join or in any way participate in, or enter into any agreement, arrangement or understanding with, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any equity or equity-linked securities of the Company for purposes of the transactions contemplated by Section 3.1(i) or Section 3.1(ii), or deposit any Voting Shares (or other equity securities of the Company) in a voting trust or similar arrangement or subject any Voting Shares (or other equity securities of the Company) to any voting agreement or similar arrangement, or grant any proxy with respect to any Voting Shares (or other equity securities of the Company) (other than to a designated representative of the Company pursuant to a proxy statement of the Company), other than as contemplated by this Agreement;

(iv) commence or offer to commence (whether publicly or otherwise) any tender or exchange offer for any securities of the Company or its subsidiaries;

(v) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings whether or not legally enforceable with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any merger or business combination with the Company or Change in Control Transaction;

(vi) call or seek to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(vii) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities;

(viii) advise, assist, knowingly encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities;

2 NTD: This percentage to reflect the percentage ownership of Buyer as of the Effective Date.

(ix) make any proposal or disclose any plan or arrangement inconsistent with the purpose and intent of this Section 3;

(x) unless required by law, make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) in support of or concerning any of the foregoing provisions of this Section 3);

(xi) with respect to any of the foregoing provisions of this Section 3, publicly request the Company to amend or waive any such provisions or otherwise consent to any action inconsistent with any such provisions; or

(xii) bring any action or otherwise act to contest the validity of this Section 3.

3.2            Notwithstanding the foregoing restrictions set forth in Section 3.1, the Stockholder may (a) make a proposal to a committee of the Board comprised entirely of Independent Directors with respect to any transaction described in paragraphs (i) through (v) above, so long as such proposal is not publicly disclosed, and (b) the members of the board of directors of Stockholder or its Affiliates shall be permitted to communicate on a confidential basis with the Independent Directors regarding any matter related to such proposal, including potential transactions between Stockholder (or its Affiliates) and the Company and potential waivers or amendments to the terms of this Agreement.

3.3            Rule 13e-3 Transaction. During the period commencing on the Effective Date and ending on the date that is twenty-four (24) months after the Effective Date, subject to the terms of this Agreement, the Company shall not enter into, the Board shall not cause the Company to enter into, and the Stockholder shall not (and shall cause its Affiliates not to) participate in, directly or indirectly, any transaction that is a Rule 13e-3 transaction under the Exchange Act (a “Rule 13e-3 Transaction”), unless the consummation of such Rule 13e-3 Transaction shall be subject to and contingent upon the receipt of

(i) the approval of a fully empowered committee of the Board comprised entirely of Independent Directors; and

(ii) if (A) such Rule 13e-3 Transaction constitutes or would otherwise constitute a Change in Control Transaction and (B) such Rule 13e-3 Transaction requires the approval or consent of the stockholders of the Company pursuant to applicable law, then in addition to the approval or consent described in clause (B) above, the approval or adoption thereof by the holders of a majority of the voting power of the issued and outstanding shares of capital stock of the Company (excluding any Voting Shares owned or held by the Stockholder or its Affiliates), provided that the vote requirement set forth in this Section 3.3(ii) may be waived by the majority of the committee referenced in Section 3.3(i).

3.4            No Short-Form Merger. During the period commencing on the Effective Date and ending on the date that is twenty-four (24) months after the Effective Date, Stockholder shall not, and shall cause its Affiliates not to, effect any merger of the Company pursuant to Section 253 of the Delaware General Corporation Law without obtaining the prior approval of a fully empowered committee of the Board comprised entirely of Independent Directors, irrespective of the voting power represented by the Voting Shares owned or held (beneficially or otherwise) or controlled by the Stockholder.

4.            Representations and Warranties.

4.1            Representations and Warranties of the Company. The Company represents and warrants to the Stockholder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery thereof by the other parties, constitutes a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally.

4.2            Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that (a) it and each of its Affiliates, as applicable, is an entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has the entity power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary entity action on the part of the Stockholder and no other entity proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery thereof by the other parties, constitutes a valid and binding obligation of the Stockholder, and is enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (d) as of the date hereof, and immediately following the consummation of the Closing, the Stockholder and its Affiliates beneficially own [•] shares of the Common Stock, as detailed on Schedule A attached hereto.

5.            Covenants; De-Listing. Until this Agreement has been terminated in accordance with its terms, (a) the Company, the Board and the Stockholder shall take all actions reasonably necessary to cause the Nominating Committee to be comprised of a majority of Independent Directors and (b) the Company, the Board and, to the extent applicable, the Stockholder, shall not authorize approve or ratify the voluntary delisting of the Common Stock from the NASDAQ stock exchange or voluntary deregistration of the Common Stock from registration under the Exchange Act, without the prior approval of a majority of the Independent Directors.

6.            Joinder. From and after the expiration of the Lock-Up Period, prior to effectuating any Transfer of Voting Shares that, individually or when aggregated with other Transfers, would result in any transferee holding in excess of five percent (5%) or more of the outstanding shares of Common Stock, the Stockholder (or any subsequent transferor in accordance with the terms of this Agreement) and such transferee shall deliver to the Company, prior to such Transfer, a written joinder, in substantially the form attached as Exhibit A to this Agreement, agreeing to be bound by the terms of this Agreement as if such transferee was a Stockholder hereunder. In the event of any Transfer of Voting Shares in accordance with the terms of this Agreement, the Stockholder authorizes the Secretary of the Company to update Schedule A accordingly.

7.            Miscellaneous.

7.1                  Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier postage prepaid (receipt requested), (c) on the date sent by email (with confirmation of transmission, and provided, that, unless affirmatively confirmed by the recipient as received, notice is also sent to such party under another method permitted in this Section 7.1 within two (2) business days thereafter) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third (3rd) business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

If to the Company:

[•]

If to the Stockholder:

[•]

7.2                  Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

7.3                  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. None of the parties hereto may assign its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, no assignment of this Agreement or any obligations thereof shall be made by the Company or the Board without first obtaining the approval of a majority of the Independent Directors. No assignment shall relieve the assigning party of any of its obligations hereunder except as expressly contemplated hereby.

7.4                  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.5                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware.

7.6                  Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto (i) irrevocably and unconditionally submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (and in each case, any appellate courts thereof) in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) irrevocably and unconditionally agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.1. Nothing in this Section 7.6, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.6.

7.7                  Specific Performance. Each party acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any party of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party shall have the right to injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties’ covenants and agreements contained in this Agreement, in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of any of the covenants or agreements contained in this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

7.8                  Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held by a court of competent jurisdiction or other governmental authority to be invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. Upon such determination by such court or other governmental authority, the parties will substitute for any invalid or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

7.9                  Amendment; Waiver; Termination. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding the foregoing, no amendment, extension or waiver of this Agreement or any provisions thereof shall be made by the Company or the Board without first obtaining the approval of a majority of the Independent Directors. The Independent Directors shall direct enforcement of any provisions of this Agreement against the Stockholder. Any provision of this Agreement enforceable against the Stockholder may be waived only by a majority of the Independent Directors. This Agreement shall terminate upon the earliest to occur of (i) such time as the Stockholder, or any of its successors or assigns, ceases to own or hold (beneficially or otherwise) or control at least 15% of the issued and outstanding shares of Common Stock, (ii) the consummation of a Change in Control Transaction (except to the extent any party thereto is required to execute a joinder to this Agreement in accordance with Section 6), or (iii) the date on which the Independent Directors unanimously determine to terminate this Agreement.

7.10                [reserved].

7.11                Mutual Drafting. This Agreement is the mutual product of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

COMPOSECURE, INC.

By:
Name:
Title:

STOCKHOLDER:

TUNGSTEN 2024, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

RESOLUTE COMPO HOLDINGS LLC

By:
Name:
Title:

[Schedule Omitted]

EXHIBIT  A

[Form of Joinder Agreement]

JOINDER AGREEMENT

TO THE

GOVERNANCE AGREEMENT

OF

COMPOSECURE, INC.

THIS JOINDER AGREEMENT (this “Joinder”) to the Governance Agreement, dated as of August [•], 2024, by and among CompoSecure, Inc. (the “Company”), Resolute Compo Holdings LLC and Tungsten 2024 LLC (as may be amended, restated or modified from time to time, the “Agreement”), is made and entered into as of [•] (the “Effective Date”), by and among the Company, the Stockholder and [•] (the “Transferee”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, concurrently with the execution and delivery of this Joinder, Transferee has acquired (or has offered to acquire) [•] shares of Common Stock from the Stockholder (the “Acquisition”), and such shares were, immediately prior to the effectiveness of the Acquisition, Voting Shares;

WHEREAS, the terms of the Agreement require Transferee, as a transferee of Voting Shares, to become a party to the Agreement, and Transferee desires and agrees to do so in accordance with the terms of this Joinder; and

WHEREAS, the parties to this Joinder desire to amend the Agreement as set forth in this Joinder.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.	Agreement to be Bound. Transferee hereby agrees that upon execution of this Joinder, Transferee shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. Transferee shall be a Stockholder under the Agreement.

2.	Compliance with Agreement. Transferee, the Company, and the Stockholder each hereby covenant and agree that the Acquisition has been (or shall be) consummated in accordance with Section 2.2 or 6 of the Agreement, as applicable. The foregoing covenant and agreement shall only apply to the Acquisition and not to any future Transfer of Voting Shares or Common Stock or Voting Shares, as applicable.

3.	Amendment of Schedule A. The Company, the Stockholder and the Transferee acknowledge and agree that the Secretary of the Company shall update Schedule A to the Agreement to reflect the number of shares of Common Stock owned or held by Transferee.

4.	Miscellaneous. The headings in this Joinder are for convenience of reference only and shall not constitute a part of this Joinder, nor shall they affect their respective meaning, construction or effect. This Joinder may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Joinder by facsimile or electronic transmission (including in Adobe .PDF format) shall be effective as delivery of a manually executed counterpart to this Joinder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Joinder as of the Effective Date.

COMPANY:

COMPOSECURE, INC.

By:
Name:
Title:

STOCKHOLDER:

TUNGSTEN 2024, LLC

By:
Name:
Title:

TRANSFEREE:

[·]

By:
Name:
Title:

Exhibit C

Form of Amendment to Tax Receivable Agreement

[To be attached]

AMENDMENT NO. 1

TO

TAX RECEIVABLE AGREEMENT

This Amendment No. 1 to Tax Receivable Agreement (this “Amendment”) is entered into as of August [__], 2024 by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and the other entities and individuals listed on the signature pages hereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, reference is made to the Tax Receivable Agreement dated as of December 27, 2021, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and each of the other parties thereto (the “Agreement”).

WHEREAS, concurrently with the execution of this Amendment, the undersigned TRA Parties have entered into separate stock purchase agreements (the “Stock Purchase Agreements”) pursuant to which such TRA Parties have agreed to sell certain shares of Class A Common Stock, par value $0.0001 per share, of the Corporate Taxpayer to Tungsten 2024 LLC, subject to certain conditions to the closing of such stock sales (the “Closing”).

WHEREAS, Section 7.6(b) of the Agreement provides that the Agreement may be amended by each of the Corporate Taxpayer and by the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange (excluding all payments made to any TRA Party pursuant to the Agreement since the date of such most recent Exchange) (the “TRA Amending Parties”).

WHEREAS, the parties hereto, representing the Corporate Taxpayer and the TRA Amending Parties, have agreed to amend the Agreement as provided herein, effective as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subject to, contingent on, and effective as of the Closing (the “Effective Time”), the term “Change of Control” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““Change of Control” means the occurrence of any of the following events or series of events after the closing of the transactions contemplated by the Merger Agreement:

(i)            any Person or any group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended or any successor provisions thereto (excluding (a) a corporation or other entity owned, directly or indirectly, by the shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer or (b) a group of Persons in which one or more Affiliates of Permitted Investors, directly or indirectly hold Beneficial Ownership of securities representing more than 50% of the total voting power held by such group) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

(ii)            the following individuals cease for any reason to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who, on the Merger Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporate Taxpayer’s shareholders was approved or recommended by a vote of at least fifty percent (50%) of the directors then still in office who either were directors on the Merger Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)            there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iv)            the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale; or

(v)            Tungsten 2024 LLC (“Tungsten”) or any assignee of Tungsten’s rights and obligations under the Stock Purchase Agreements (as defined below) prior to closing of the transactions contemplated therein in accordance with the terms thereof (such assignee, “Resolute”, and together with Tungsten, the “Resolute Entities” and each a “Resolute Entity”) any Affiliate of any Resolute Entity (a “Resolute Affiliate”), or any Person or any group of Persons that acting together with any Resolute Entity or any Resolute Affiliate would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended or any successor provisions thereto, is or becomes (including, without limitation, through the consummation by any Resolute Entity, any Resolute Affiliate or any member of any such group of any tender or exchange offer, merger, consolidation, business combination, acquisition of securities or other similar transaction involving the Corporate Taxpayer) the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 90% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities.

Notwithstanding the foregoing, (A) except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions, (B) except for purposes of determining whether a “Change of Control” has occurred with respect to clause (v) above, a “Change of Control” shall not be deemed to have occurred by virtue of the acquisition by Tungsten or Resolute of Class A Shares pursuant to the various stock purchase agreements with the TRA Parties dated on or about August [__], 2024 (the “Stock Purchase Agreements”) and (C) a “Change of Control” shall not be deemed to have occurred by virtue of any direct or indirect transfer of securities of the Corporate Taxpayer, whether as a sale, contribution, distribution or otherwise, from any Resolute Entity to any other Resolute Entity or Resolute Affiliate or to any spouse, parents, siblings or descendants (whether by birth or adoption) of David Cote (a “Resolute Transferee”), or any trust or other estate planning vehicle established solely for the benefit of such Resolute Transferee and/or such Resolute Transferee’s spouse, descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Resolute Transferee and/or any of the persons otherwise described herein.”

2.	Subject to, contingent on, and effective as of the Effective Time, the term “Early Termination Rate” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““Early Termination Rate” means 15%.”

3.	Except as explicitly modified by Sections 1 and 2 above from and after the Effective Time, the other provisions, terms and conditions of the Agreement are and will remain in full force and effect. From and after the Effective Time, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

4.	If the Stock Purchase Agreements are terminated prior to the Closing, this Agreement shall automatically terminate concurrently therewith.

5.	This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise (including an electronically executed signature page) shall be as effective as delivery of a manually signed counterpart of this Amendment.

6.	This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

* * *

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first set forth above.

THE CORPORATE TAXPAYER:

COMPOSECURE, INC.

By:
Name:
Title:

THE COMPANY:

COMPOSECURE HOLDINGS, L.L.C.

By:
Name:
Title:

TRA PARTIES:

LLR EQUITY PARTNERS IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:
Name: Mitchell Hollin
Title: Member

LLR EQUITY PARTNERS PARALLEL IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:
Name: Mitchell Hollin
Title: Member

TRA PARTIES:

EPHESIANS 3:16 HOLDINGS LLC

By:
Name: Michele D. Logan
Title: Manager

Michele D. Logan

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:
Name: Michele D. Logan
Title: Trustee

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:
Name: John H. Herslow
Title: Trustee

TRA PARTIES:

Luis DaSilva

B. Graeme Frazier, IV

Joseph M. Morris

COMPOSECURE EMPLOYEE, L.L.C.

By:
Name: Jonathan C. Wilk
Title: Manager